UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

June 2, 2010

THE CHEESECAKE FACTORY INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-20574	51-0340466
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification
of incorporation)		No.)

26901 Malibu Hills Road

Calabasas Hills, California 91301

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(818) 871-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14.d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

In a press release dated June 4, 2010, The Cheesecake Factory Incorporated (“Company”) announced the results of its Annual Meeting of Stockholders, which was held on June 2, 2010.

Stockholders voted to reelect independent directors Allen J. Bernstein and Thomas L. Gregory to the Company’s Board of Directors.  Each director elected will serve a term that expires at the Company’s 2011 Annual Meeting of Stockholders.  In 2011, all directors will stand for election to one-year terms as a result of the elimination of the Company’s classified board structure, which stockholders approved at the 2008 Annual Meeting of Stockholders.

Stockholders also approved the Company’s 2010 Stock Incentive Plan and 2010 Amended and Restated Annual Performance Incentive Plan.  In addition, stockholders ratified the selection of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for fiscal 2010, which ends on December 28, 2010.

The results of the vote taken for each proposal are as follows:

Proposal 1: Election of Directors

Name	For	Against	Abstain	Broker Non-Votes
Allen J. Bernstein	37,354,879	14,753,455	51,222	4,321,885
Thomas L. Gregory	46,989,214	5,121,851	48,491	4,321,885

Proposal 2: Approval of the 2010 Stock Incentive Plan

For	Against	Abstain	Broker Non-Votes
40,089,239	12,020,069	50,248	4,321,885

Proposal 3: Approval of the 2010 Performance Incentive Plan

For	Against	Abstain	Broker Non-Votes
47,517,352	4,581,820	60,384	4,321,885

Proposal 4: Ratification of Selection of Independent Registered Public Accounting Firm for the Fiscal Year Ending December 28, 2010

For	Against	Abstain
55,350,868	1,088,043	42,530

The full text of the press release is attached as Exhibit 99.1 to this report and is hereby incorporated by reference herein.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d)         Exhibits

99.1	Press release dated June 4, 2010 entitled “The Cheesecake Factory Holds Annual Meeting of Stockholders”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2010	THE CHEESECAKE FACTORY INCORPORATED

	By:	/s/ W. Douglas Benn
W. Douglas Benn
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press release dated June 4, 2010 entitled “The Cheesecake Factory Holds Annual Meeting of Stockholders”